NETSTREIT REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL AND OPERATING RESULTS

– Net loss of $(0.07) and Adjusted Funds from Operations ("AFFO") of $0.32 Per Diluted Share for Fourth Quarter –

– Completed Record Gross Investment Activity of $195.1 Million at 7.4% Blended Cash Yield for Fourth Quarter –

– Introduces 2025 AFFO Per Share Guidance of $1.27 to $1.30 –

– Closed $275.0 Million in Additional Financing Commitments in January 2025 –

Dallas, TX – February 24, 2025 – NETSTREIT Corp. (NYSE: NTST) (the “Company”) today announced financial and operating results for the fourth quarter and year ended December 31, 2024.

“I am pleased to report that NETSTREIT delivered solid 2024 results, which included a Company record $195.1 million of investments at a 7.4% cash yield in the fourth quarter. Furthermore, we accretively recycled capital with record dispositions of $59.3 million in the fourth quarter and made significant progress towards our portfolio diversification goals. While our balance sheet remains well positioned for future growth, we are adopting a measured approach towards capital deployment to start 2025 with a continued focus on quality net lease investments that enhance our tenant diversity and strengthen our internal growth profile,” said Mark Manheimer, Chief Executive Officer of NETSTREIT.

FOURTH QUARTER AND FULL YEAR 2024 HIGHLIGHTS

The following table summarizes the Company's select financial results1 for the three months and year ended December 31, 2024.

	Three Months Ended December 31,
	2024	2023	% Change
	(Unaudited)
Net (Loss) per Diluted Share	$(0.07)	$0.03	(333.3)%
Funds from Operations per Diluted Share	$0.32	$0.30	6.7%
Core Funds from Operations per Diluted Share	$0.32	$0.30	6.7%
Adjusted Funds from Operations per Diluted Share	$0.32	$0.31	3.2%

	Year Ended December 31,
	2024	2023	% Change
	(Unaudited)
Net (Loss) per Diluted Share	$(0.16)	$0.11	(245.5)%
Funds from Operations per Diluted Share	$1.20	$1.18	1.7%
Core Funds from Operations per Diluted Share	$1.26	$1.19	5.9%
Adjusted Funds from Operations per Diluted Share	$1.26	$1.22	3.3%

1.Funds from operations ("FFO"), core funds from operations ("Core FFO"), and adjusted funds from operations ("AFFO") are non-GAAP financial measures. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following tables summarize the Company's investment, disposition, and loan repayment activities (dollars in thousands) for the three months and year ended December 31, 2024.

	Three Months Ended December 31, 2024		Year Ended December 31, 2024
	Number of Investments	Amount	Number of Investments	Amount
Investments	52	$195,079	155	$591,574
Dispositions	30	59,337	56	117,744
Loan Repayments	6	13,627	11	24,808
Net Investment Activity		$122,115		$449,023

Investment Activity
Cash Yield		7.4%		7.5%
% of ABR derived from Investment Grade Tenants		34.7%		46.6%
% of ABR derived from Investment Grade Profile Tenants		13.9%		9.0%
Weighted Average Lease Term (years)		14.0		13.6

Disposition Activity
Cash Yield		7.1%		7.0%
Weighted Average Lease Term (years)		11.4		10.8

Loan Repayments
Cash Yield		9.3%		9.2%

The following table summarizes the Company's ongoing development projects and estimated development costs (dollars in thousands) as of and for the three months ended December 31, 2024.

Developments	Three Months Ended December 31, 2024
Amount Funded During the Quarter	$1,789

As of December 31, 2024
Number of Developments	5
Amount Funded to Date	$7,883
Estimated Funding Remaining on Developments	6,718
Total Estimated Development Cost	$14,601

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of December 31, 2024.

As of December 31, 2024
Number of Investments	687
ABR	$165,070
States	45
Square Feet	12,609,612
Tenants	98
Industries	26
Occupancy	99.9%
Weighted Average Lease Term (years)	9.8
Investment Grade %	55.8%
Investment Grade Profile %	15.0%

CAPITAL MARKETS AND BALANCE SHEET

The following tables summarize the Company's leverage, balance sheet, ATM sales, and settlement of our forward equity offerings (dollars in thousands, except per share data) as of and for the three months ended December 31, 2024.

Leverage	As of December 31, 2024
Net Debt / Annualized Adjusted EBITDAre	5.8x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.5x

Forward Equity Settlement Activity	As of December 31, 2024
Shares Settled During Quarter	—
Weighted Average Price Per Share (Gross)	$—
Net Value of Settled Forward Equity as of December 31, 2024	$—

ATM Program	As of December 31, 2024
Shares Sold During Quarter	—
Weighted Average Price Per Share (Gross)	$—
ATM Program Total Capacity	$300,000
ATM Capacity Remaining as of December 31, 2024	$297,387

Unsettled Forward Equity	As of December 31, 2024
Shares Unsettled as of December 31, 2024	10,735,647
Weighted Average Price Per Share (Gross)	$17.93
Net Value of Unsettled Forward Equity as of December 31, 2024	$185,063

SUBSEQUENT DEBT ACTIVITY

On January 15, 2025, the Company closed on $275.0 million in additional financing commitments and amendments to its existing credit facilities, which includes a new $175.0 million senior unsecured term loan (the "2030 Term Loan B") and an upsized, $500.0 million revolving credit facility (the "Revolving Facility"), increased from $400.0 million. The 2030 Term Loan B and the Revolving Facility initially mature in January 2029 and each include a one-year option to extend the maturity to January 2030 at the Company's discretion. The 2030 Term Loan B was fully funded at close and the Company hedged the entire $175.0 million at an all-in fixed interest rate of 5.12% through January 2030.

In addition, the Company extended the maturity date of the existing $175.0 million senior unsecured term loan from January 2027 to January 2029 with an option to extend the maturity to January 2030 at the Company's discretion, and amended existing credit agreements to remove certain financial covenants and provide for revised, improved pricing when the Company meets certain investment grade rating and leverage targets.

The following tables summarize the terms of the 2030 Term Loan B (dollars in thousands), and the Company's proforma liquidity as of December 31, 2024.

2030 Term Loan B
Fully Extended Maturity Date	January 2030
Maximum Available Principal (Fully Drawn)	$175,000
All-In Fixed Interest Rate	5.12%

Proforma Liquidity	As of December 31, 2024
Unused unsecured revolver capacity(1)	$435,850
Cash, cash equivalents and restricted cash	14,320
Net value of unsettled forward equity	185,063
Total Proforma Liquidity	$635,233

1.Assumes the entry into the 2030 Term Loan B, which was used to pay down our Revolving Facility, and the concurrent increase in our revolver capacity to $500.0 million occurred on December 31, 2024.

DIVIDEND

On February 21, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share for the first quarter of 2025. On an annualized basis, the dividend of $0.84 per share of common stock represents an increase of $0.02 per share over the prior year annualized dividend. The dividend will be paid on March 31, 2025 to shareholders of record on March 14, 2025.

2025 GUIDANCE

The Company is initiating its full year 2025 AFFO per share guidance in the range of $1.27 to $1.30. The Company also expects 2025 net investment activity to be in the range of $75.0 million to $125.0 million and cash G&A to be in the range of $14.5 million to $15.5 million (exclusive of transaction costs and severance payments).

The Company's 2025 guidance is based on a number of assumptions that are subject to change and many of which are outside the Company's control. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

AFFO is a non-GAAP financial measure. The Company does not provide a reconciliation of such forward-looking non-GAAP measure to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS CONFERENCE CALL

A conference call will be held on Tuesday, February 25, 2025 at 11:00 AM ET. During the conference call the Company’s officers will review fourth quarter and full year 2024 performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least 15 minutes prior to the scheduled start time to register, as well as download and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until March 4, 2025, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13751303.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI Estimated Run Rate, Total Property-Level Cash NOI Estimated Run Rate, Net Debt and Adjusted Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2024 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 31,
	2024	2023
Assets
Real estate, at cost:
Land	$571,272	$460,896
Buildings and improvements	1,400,393	1,149,809
Total real estate, at cost	1,971,665	1,610,705
Less accumulated depreciation	(143,422)	(101,210)
Property under development	6,118	29,198
Real estate held for investment, net	1,834,361	1,538,693
Assets held for sale	48,637	52,451
Mortgage loans receivable, net	139,409	114,472
Cash, cash equivalents, and restricted cash	14,320	29,929
Lease intangible assets, net	164,392	161,354
Other assets, net	58,227	49,337
Total assets	$2,259,346	$1,946,236
Liabilities and equity
Liabilities:
Term loans, net	$622,608	$521,912
Revolving credit facility	239,000	80,000
Mortgage note payable, net	7,853	7,883
Lease intangible liabilities, net	20,177	25,353
Liabilities related to assets held for sale	1,912	1,158
Accounts payable, accrued expenses, and other liabilities	29,664	36,498
Total liabilities	921,214	672,804
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 81,602,232 and 73,207,080 shares issued and outstanding as of December 31, 2024 and 2023, respectively	816	732
Additional paid-in capital	1,507,995	1,367,505
Distributions in excess of retained earnings	(188,046)	(112,276)
Accumulated other comprehensive income	10,206	8,943
Total stockholders’ equity	1,330,971	1,264,904
Noncontrolling interests	7,161	8,528
Total equity	1,338,132	1,273,432
Total liabilities and equity	$2,259,346	$1,946,236

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2024	2023	2022
Revenues
Rental revenue (including reimbursable)	$150,823	$123,967	$93,934
Interest income on loans receivable	11,561	7,388	2,345
Other revenue	400	550	—
Total revenues	162,784	131,905	96,279
Operating expenses
Property	17,422	16,413	11,695
General and administrative	19,722	20,176	19,053
Depreciation and amortization	76,871	63,677	50,075
Provisions for impairment	29,969	7,083	1,114
Transaction costs	359	456	839
Total operating expenses	144,343	107,805	82,776
Other (expense) income
Interest expense, net	(30,324)	(19,058)	(9,181)
Gain on sales of real estate, net	1,876	1,175	4,148
Loss on debt extinguishment	—	(128)	—
Other (expense) income, net	(1,944)	752	131
Total other expense, net	(30,392)	(17,259)	(4,902)
Net (loss) income before income taxes	(11,951)	6,841	8,601
Income tax (expense) benefit	(49)	49	(396)
Net (loss) income	(12,000)	6,890	8,205
Net (loss) income attributable to noncontrolling interests	(63)	53	88
Net (loss) income attributable to common stockholders	$(11,937)	$6,837	$8,117
Amounts available to common stockholders per common share:
Basic	$(0.16)	$0.11	$0.16
Diluted	$(0.16)	$0.11	$0.16
Weighted average common shares:
Basic	76,517,767	63,922,973	49,517,977
Diluted	76,517,767	64,665,439	50,431,822

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO FFO, CORE FFO AND ADJUSTED FFO
(In thousands, except share and per share data)
(Unaudited)

	Year Ended December 31,
	2024	2023
Net (loss) income	$(12,000)	$6,890
Depreciation and amortization of real estate	76,560	63,379
Provisions for impairment	29,969	7,083
Gain on sales of real estate, net	(1,876)	(1,175)
FFO	92,653	76,177
Adjustments:
Non-recurring executive transition costs, severance and related charges	1,643	362
Loss on debt extinguishment and other related costs	—	223
Other non-recurring loss (gain), net	2,934	(78)
Core FFO	97,230	76,684
Adjustments:
Straight-line rent adjustments	(2,949)	(1,163)
Amortization of deferred financing costs	2,230	1,730
Amortization of above/below-market assumed debt	114	114
Amortization of loan origination costs and discounts	(365)	163
Amortization of lease-related intangibles	(458)	(611)
Earned development interest	1,072	515
Capitalized interest expense	(806)	(1,060)
Non-cash interest expense	(3,789)	(2,124)
Non-cash compensation expense	5,126	4,822
AFFO	$97,405	$79,070

Weighted average common shares outstanding, basic	76,517,767	63,922,973
Weighted average operating partnership units outstanding	444,435	501,751
Weighted average dilutive securities	123,992	165,420
Weighted average unsettled shares under forwards	233,606	75,295
Weighted average common shares outstanding, diluted	77,319,800	64,665,439

FFO per common share, diluted	$1.20	$1.18
Core FFO per common share, diluted	$1.26	$1.19
AFFO per common share, diluted	$1.26	$1.22

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2024		2023
Net (loss) income	$(5,424)		$1,962
Depreciation and amortization of real estate	20,275		17,000
Amortization of lease-related intangibles	(95)		(93)
Non-real estate depreciation and amortization	75		78
Interest expense, net	8,576		5,646
Income tax expense	18		10
Amortization of loan origination costs and discounts	(123)		80
EBITDA	23,302		24,683
Adjustments:
Provisions for impairment	12,633		2,709
Gain on sales of real estate, net	(1,002)		(506)
EBITDAre	34,933		26,886
Adjustments:
Straight-line rent adjustments	(1,120)		(456)
Non-recurring executive transition costs, severance and related charges	148		86
Other non-recurring gain, net	(142)		(31)
Other non-recurring expenses, net	438		—
Transaction costs	158		189
Non-cash compensation expense	999		1,264
Lease termination fees	(400)		—
Adjustment for construction in process (1)	152		719
Adjustment for intraquarter investment activities (2)	1,910		820
Adjusted EBITDAre	$37,076		$29,477
Annualized Adjusted EBITDAre(3)	$148,304

Net Debt	As of December 31, 2024
Principal amount of total debt	$872,205
Less: Cash, cash equivalents and restricted cash	(14,320)
Net Debt	857,885
Less: Net value of unsettled forward equity(4)	(185,063)
Adjusted Net Debt	$672,822

Leverage
Net Debt / Annualized Adjusted EBITDAre	5.8	x
Adjusted Net Debt / Annualized Adjusted EBITDAre	4.5	x

1.Adjustment reflects the estimated cash yield on developments in process as of December 31, 2024.
2.Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments completed during the three months ended December 31, 2024, had occurred on October 1, 2024.
3.We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
4.Reflects 10,735,647 of unsettled forward equity shares at the December 31, 2024, available weighted average net settlement price of $17.24 per share.

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO NOI AND CASH NOI
(in thousands)
(Unaudited)

	Three Months Ended December 31,
	2024	2023
Net (loss) income	$(5,424)	$1,962
General and administrative	4,456	4,876
Depreciation and amortization	20,349	17,078
Provisions for impairment	12,633	2,709
Transaction costs	158	189
Interest expense, net	8,576	5,646
Gain on sales of real estate, net	(1,002)	(506)
Income tax expense	18	10
Amortization of loan origination costs and discounts	(123)	80
Interest income on mortgage loans receivable	(3,103)	(2,243)
Lease termination fees	(400)	—
Other expense, net	103	(166)
Property-Level NOI	36,241	29,635
Straight-line rent adjustments	(1,120)	(456)
Amortization of lease-related intangibles	(95)	(93)
Property-Level Cash NOI	$35,026	$29,086
Adjustment for intraquarter acquisitions, dispositions, and completed development (1)	1,817
Property-Level Cash NOI Estimated Run Rate	36,843
Interest income on mortgage loans receivable	3,103
Adjustments for intraquarter mortgage loan activity (2)	93
Total Cash NOI - Estimated Run Rate	$40,039

1.Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including developments completed during the three months ended December 31, 2024, had occurred on October 1, 2024.
2.Adjustment assumes all loan activity completed during the three months ended December 31, 2024, had occurred on October 1, 2024.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO, and AFFO

The National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net (loss) income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These include non-recurring executive transition costs, severance and related charges, non-recurring other loss (gain), net, and loss on debt extinguishments and other related costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net (loss) income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, earned development interest, non-cash interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net (loss) income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net (loss) income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net (loss) income as a reliable measure of our operating performance nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, loss on debt extinguishment and other related costs, other non-recurring loss (gain), net, other non-recurring expenses (income), transaction costs, lease termination fees, adjustment for construction in process, and adjustment for intraquarter activities.

Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt and Adjusted Net Debt

We calculate our Net Debt as our principal amount of total debt outstanding excluding deferred financing costs, net discounts and debt issuance costs less cash, cash equivalents and restricted cash available for future investment. We believe excluding cash, cash equivalents and restricted cash available for future investment from our principal amount, all of which could be used to repay debt, provides an estimate on the net contractual amount of borrowed capital to be repaid. We believe these adjustments are additional beneficial disclosures to investors and analysts.

We further adjust Net Debt by the net value of unsettled forward equity as of period end to derive Adjusted Net Debt.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net (loss) income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, amortization of loan origination costs and discounts, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, loss on debt extinguishment, lease termination fees, and other expense (income), net. We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions and completed developments to derive Property-Level Cash NOI - Estimated Run Rate. We further adjust Property-Level Cash NOI - Estimated Run Rate for interest income on mortgage loans receivable and intraquarter mortgage loan activity to derive Total Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net (loss) income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent as of December 31, 2024, for all leases that commenced and annualized cash interest on mortgage loans receivable in place as of that date.

Cash Yield is the annualized base rent contractually due from acquired properties and completed developments, and interest income from mortgage loans receivable, divided by the gross investment amount, gross proceeds in the case of dispositions, or loan repayment amount.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, interest earning developments, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association or Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of leased investments divided by the total number of investments owned, excluding properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.